UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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KEMET CORPORATION
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News Release

Contact:	KEMET Corporation:
Gregory C. Thompson
Executive Vice President and
Chief Financial Officer
GregThompson@KEMET.com

KEMET ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO WAITING
PERIOD FOR PROPOSED TRANSACTION WITH YAGEO

Companies Received Similar Clearances Under Antitrust Laws in Certain International Jurisdictions

Transaction on Track to Close in the Second Half of 2020

Special Meeting of Stockholders Scheduled for February 20, 2020

FORT LAUDERDALE, FL, February 4, 2020– KEMET Corporation (“KEMET”) (NYSE: KEM) today announced the expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in connection with the previously announced acquisition of KEMET by Yageo Corporation (TAIEX: 2327) (“Yageo”). KEMET also announced the expiration of the review period under the Austrian Cartel Act and the approval of the transaction by the German Federal Cartel Office.

Under the terms of the merger agreement announced on November 11, 2019, Yageo will acquire all of the outstanding shares of KEMET’s common stock for US $27.20 per share in an all-cash transaction valued at approximately US $1.8 billion, including the assumption of net debt. Both KEMET and Yageo have proven track records of completing major cross-border acquisitions and believe this transaction will generate greater value for customers and stockholders of both companies. This combination will create an industry leader in the $28 to $32 billion passive components industry, with combined annual revenues of approximately US $3 billion.1

The expiration of the waiting period under the HSR Act, the expiration of the waiting period under the Austrian Cartel Act and the approval of the transaction by the German Federal Cartel Office satisfy certain closing conditions of the pending transaction. The transaction, which is expected to close in the second half of 2020, remains subject to additional customary closing conditions and the receipt of the remaining required regulatory approvals, including approval from the Committee on Foreign Investment in the United States (“CFIUS”). The parties’ filing with CFIUS was accepted on January 23, 2020, which began a 45-day review period scheduled to conclude on March 9, 2020, and which may be extended. Additionally, the companies are seeking approval under applicable antitrust laws in China, Mexico and Taiwan, as well as approval from the Investment Commission, Ministry of Economic Affairs in Taiwan. Following the consummation of the transaction, KEMET will become a wholly owned subsidiary of Yageo and KEMET’s common stock will no longer be listed on any public market.

KEMET has scheduled a special meeting of KEMET’s stockholders to be held on Thursday, February 20, 2020, at KEMET’s headquarters, located at KEMET Tower, One East Broward Boulevard, First Floor, Fort Lauderdale, Florida 33301, at 9:00 a.m., Eastern Time, to vote on the proposed transaction, among other proposals. The KEMET board of directors recommends that stockholders vote “FOR” the proposal to adopt the merger agreement.
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[1]	Yageo: For the last 12 months as of September 2019, the month prior to the initial transaction announcement on November 11, 2019 - $1.56 billion
KEMET: For the last 12 months as of September 2019, the month prior to the initial transaction announcement on November 11, 2019 - $1.38 billion

News Release

In connection with these announcements, KEMET will be filing supplemental proxy materials, which, when filed, can be found at https://ir.kemet.com/.

Citi is serving as financial advisor to Yageo, and Simpson Thacher & Bartlett LLP and Tsar & Tsai Law Firm in Taiwan served as legal advisors. Goldman Sachs & Co. LLC is serving as financial advisor to KEMET and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor.

About KEMET

KEMET’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM). At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers its customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators and electromagnetic compatibility solutions. KEMET operates manufacturing facilities, sales and distribution centers around the world. Additional information about KEMET can be found at http://www.KEMET.com.

Cautionary Statement on Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This communication includes forward-looking statements relating to the proposed merger between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed Merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that KEMET stockholders may not approve the proposed merger; (iii) the risk that Yageo stockholders may not approve the proposed merger (if approval by Yageo’s stockholders is required by applicable law); (iv) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (v) inability to complete the proposed merger because, among other reasons, conditions to the closing of the proposed merger may not be satisfied or waived; (vi) uncertainty as to the timing of completion of the proposed merger; (vii) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed merger; (viii) the effects that the failure to complete the merger would have on KEMET’s financial condition and results of operations; (ix) the effects that business uncertainties and contractual restrictions related to the pendency of the merger may have on KEMET’s business; (x) the inability of KEMET to pursue alternatives to the merger; (xi) the effect of current lawsuits against KEMET and its directors relating to the proposed merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; or (xii) possible disruptions from the proposed merger that could harm KEMET’s business, including current plans and operations.

News Release

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.